UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2022

VWF Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56459	88-1256373
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

976 South Shannon Street, Van Wert, Ohio		45891
(Address of Principal Executive Offices)		(Zip Code)

(419) 238-9662

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the conversion and stock offering, on July 13, 2022, Van Wert Federal Savings Bank entered into employment agreements with Mark K. Schumm, President, Chief Executive Officer and Senior Lending Officer and Gary L. Clay, Executive Chairman of the Board of Directors.

The employment agreements have an initial term of two years. Commencing on the first anniversary of the effective date of the employment agreements and continuing each anniversary thereafter, the term of the agreements will extend for an additional year, so that the term again become two years. However, at least 30 days before the anniversary date of the agreement, the disinterested members of the board of directors must conduct a comprehensive performance evaluation of the executives and affirmatively approve any extension of the agreements for an additional year or determine not to extend the term of the agreements. If the board of directors determines not to extend the term, it must notify the executives before the applicable anniversary date and the term of the agreement will expire at the end of the then current term. If a change in control occurs during the term of the employment agreements, the term of the agreements will automatically renew for two years from the effective date of the change in control.

The employment agreements provide Messrs. Schumm and Clay with an annual base salary of $201,250 and $80,000, respectively. The board of directors will review their base salaries at least annually and the base salaries may be increased, but not decreased; provided, however, that beginning January 1, 2023, Mr. Schumm’s base salary will be reset at $173,250. In addition to receiving base salary, the executives will participate in any bonus programs and benefit plans made available to senior management employees. The executives will also be reimbursed for all reasonable business expenses incurred in performing their duties, as well for a social membership at a local country club. In addition, Mr. Clay will be provided with a company-owned or leased automobile.

In the event the executives voluntarily terminate employment without “good reason,” they will be entitled to receive the sum of their (i) unpaid salary, (ii) unpaid expense reimbursements, (iii) unused accrued paid time off and (iv) earned but unpaid incentive compensation (collectively, the “Accrued Obligations”).

In the event the executives’ employment involuntary terminates for reasons other than cause, disability or death, or in the event of their resignation for “good reason,” in either event other than in connection with a change in control, they will receive a severance payment, paid in a lump sum, equal to the Accrued Obligations plus the base salary and bonuses (based on the highest annual bonus earned during the three most recent calendar years before their date of termination) they would have received during the remaining term of the employment agreement. In addition, if they elect COBRA coverage, they will be reimbursed for their monthly COBRA premium payments for up to 18 months.

In the event the executives’ employment involuntary terminates for reasons other than cause, disability or death, or in the event of their resignation for “good reason,” in either event within 24 months following a change in control, they will receive a severance payment, paid in a single lump sum, equal to his Accrued Obligations plus two times the sum of (i) their base salary in effect as of the date of termination or immediately before the change in control, whichever is higher, and (ii) and highest annual cash bonus earned for the year in which the change in control occurs or any of the three prior calendar years. In addition, if they elect COBRA coverage, they will be reimbursed for their monthly COBRA premium payments for up to 18 months.

For purposes of the employment agreements, “good reason” includes (i) a material reduction in the executive’s authority, duties or responsibilities, (ii) a material reduction in his salary or incentive compensation opportunities, (iii) a relocation of the executive’s principal place of employment by more than 35 miles from Van Wert Federal’s office location, or (iv) a material breach of the employment agreement by Van Wert Federal. Notwithstanding the foregoing, it is anticipated that Mr. Schumm’s title will become Chief Operating Officer and Chief Risk Officer once Van Wert Federal hires a new President and Chief Executive Officer and his duties and responsibilities will change accordingly at that time and that change will not constitute good reason for purposes of the employment agreement.

Should the executives become disabled during the term of the employment agreements, they will be entitled to the Accrued Obligations plus disability benefits, if any, provided under a long-term disability plan sponsored by Van Wert Federal. If they die while employed by Van Wert Federal, their beneficiaries will receive the Accrued Obligations plus any benefit payable under the life insurance program sponsored by Van Wert Federal.

Upon termination of employment (other than a termination in connection with a change in control), the executives will be required to adhere to one-year non-competition and non-solicitation restrictions set forth in the employment agreements.

In connection with the conversion and stock offering, on July 13, 2022, Van Wert Federal Savings Bank also entered into a change in control agreement with Kylee J. Moody, Chief Financial Officer and Treasurer. The agreement has an initial term of two years. At least 30 days before the anniversary effective date of the agreement, the disinterested members of the board of directors must conduct a comprehensive performance evaluation of Ms. Moody and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it must notify her before the applicable anniversary date and the term of the agreement will expire at the end of the then current term. If a change in control occurs during the terms of the employment agreements, the term of the agreement will automatically renew for two years from the effective date of the change in control.

In the event Ms. Moody’s employment involuntary terminates for reasons other than cause, or in the event of her resignation for “good reason” (which is defined substantially in the same manner as the term is defined in the change in control agreement), during the term of the agreement, she will receive a severance payment, paid in a single lump sum, equal to two times the sum of (i) her base salary in effect as of the date of termination or immediately before the change in control, whichever is higher, and (ii) and highest annual cash bonus earned for the year in which the change in control occurs or any of the three prior calendar years. In addition, if she elects COBRA coverage, she will be reimbursed for her monthly COBRA premium payments for up to 18 months. The severance benefit under the agreement may be reduced if the severance benefits under the change in control agreement or otherwise result in “excess parachute payments” under Section 280G of the Internal Revenue Code.

Item 9.01	Financial Statements and Exhibits

Financial Statements of Businesses Acquired. Not applicable.

Pro Forma Financial Information. Not applicable.

Shell Company Transactions. Not applicable.

Exhibit No.	Description

10.1	Employment Agreement with Mark K. Schumm

10.2	Executive Agreement with Gary L. Clay

10.3	Change in Control Agreement with Kylee J. Moody

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWF BANCORP, INC.

Date: July 18, 2022	By:	/s/ Mark K. Schumm
Mark K. Schumm
President and Chief Executive Officer